Exhibit 23.1




                    CONSENT OF INDEPENDENT ACCOUNTANTS


            We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated
February 6, 1996, on our audits of the financial statements of Engelhard Corporation. We also consent to the reference to our firm under the caption "Experts."


                                        COOPERS & LYBRAND L.L.P.

New York, New York
May 23, 1996